Exhibit 99.1

FOR IMMEDIATE RELEASE

BOSTON SCIENTIFIC ANNOUNCES OFFER TO
ACQUIRE GUIDANT AT $80 PER SHARE

Clearly Superior to Johnson & Johnson Offer

Boston Scientific Maintains Similar Credit Profile to Previous Offers

Natick, MA (January 17, 2006) – Boston Scientific Corporation (NYSE: BSX) today announced a compelling offer of $80 per share, or approximately $27 billion in the aggregate, to acquire Guidant Corporation (NYSE: GDT).  This offer is set forth in a merger agreement that was executed by Boston Scientific and delivered to Guidant today.

“Our $80 per share offer for Guidant is compelling,” said Pete Nicholas, Chairman of Boston Scientific.  “We are providing Guidant shareholders with certainty of completion, significant upside potential and substantially more value today than the Johnson & Johnson transaction.  By any objective measure, our offer is clearly superior to Johnson & Johnson’s.”

Under the terms of the amended offer, Boston Scientific will provide Guidant shareholders with:

Compelling Price: Boston Scientific will acquire all of the outstanding shares of Guidant for $80 per share, $42.00 in cash and $38.00 in Boston Scientific common stock, subject to a collar.

•                              Significant premium – Boston Scientific’s offer price represents a premium of $3.3 billion (or $9 per share) over the purchase price proposed to be paid by Johnson & Johnson, based on the closing price of Johnson & Johnson common stock on Friday, January 13, 2006.

•                              Substantial ownership – Guidant shareholders will own approximately 36 percent in the combined company with significant upside potential and value (see attached exhibit).

Certainty of Value: Boston Scientific’s price of $80 per share includes an expanded collar that provides more certainty to Guidant shareholders and interest payments for Guidant shareholders if the transaction does not close by the end of the first quarter of 2006.

•                              Expanded collar through closing – To provide Guidant shareholders with additional certainty of value, Boston Scientific has adjusted the bottom of the collar around the stock portion of the merger consideration by $1 from $23.62 to $22.62, which is approximately 10 percent below the closing price of Boston Scientific stock on Friday, January 13, 2006.  The top of the collar remains $28.86.  In addition, Boston Scientific has moved the timing of the collar from just prior to the date of the Guidant shareholders meeting until just prior to the closing date.

•                              Interest payments – If the closing of the transaction does not occur by March 31, 2006, the $80 per share price would be increased by $0.0132 in cash for each day between April 1, 2006 and the date of closing (representing an annual interest rate of 6 percent).

Credit Profile Maintained:  Despite amending its offer, Boston Scientific continues to maintain a credit profile similar to that of its previous offers, including an investment grade rating.

Amended agreement with Abbott: Boston Scientific has amended its agreement with Abbott under which Boston Scientific has agreed to divest Guidant’s vascular intervention and endovascular businesses, while agreeing to share rights to Guidant’s drug-eluting stent program.  Under the amended agreement with Abbott: the upfront purchase price that Abbott agreed to pay Boston Scientific for the Guidant businesses will increase from $3.8 billion to $4.1 billion; the amount of the loan that Abbott has agreed to make to Boston Scientific will increase from $700 million to $900 million (with a 4 percent interest rate).

Abbott has also agreed to purchase $1.4 billion of Boston Scientific common stock (approximately 56 million shares), contingent upon the closing of the Guidant acquisition.  This would represent approximately 4 percent of the combined company.

In total, under the amended agreement, Boston Scientific will receive $6.4 billion in cash from Abbott on or around the closing date of the Guidant transaction.  This amount includes $4.1 billion in purchase price and the remainder in equity and a loan.

Certainty of Completion: Boston Scientific has agreed that, if required, it will divest all overlapping assets.  As previously stated, this addresses any perceived antitrust concerns articulated to Boston Scientific by Guidant.  Boston Scientific expects to complete the transaction by the end of the first quarter of 2006.

•                              No financing condition – The amended offer is not subject to any financing condition.  Boston Scientific’s commitment letter from Bank of America, N.A. and Merrill Lynch & Co. has been amended to reflect the terms of the offer.

•                              Shareholder support – Holders of approximately 30 percent of Boston Scientific shares have agreed to vote their shares in favor of the proposed transaction.

In a letter to Guidant’s Board of Directors, Boston Scientific said that its amended offer will expire at 5:00 p.m. ET on January 17, 2006, unless the Guidant Board has declared Boston Scientific’s improved offer superior to the current Johnson & Johnson $71 per share offer (based on the closing price of Johnson & Johnson’s common stock on Friday, January 13, 2006).  If the

Guidant Board declares Boston Scientific’s amended offer superior by 5:00 p.m. ET on January 17, 2006, Boston Scientific’s offer will remain open until close of business on January 25, 2006.

Under the terms of the amended Boston Scientific offer, each share of Guidant common stock will be exchanged for $42.00 in cash and $38.00 in Boston Scientific common stock, based on the average closing price of Boston Scientific common stock during the 20 consecutive trading day period ending three days prior to the closing date.  If the average closing price of Boston Scientific common stock during such period is less than $22.62, Guidant shareholders will receive 1.6799 Boston Scientific shares for each share of Guidant common stock, and if the average closing price of Boston Scientific common stock during such period is greater than $28.86, Guidant shareholders will receive 1.3167 Boston Scientific shares for each share of Guidant common stock.

Boston Scientific intends to file its offer letter, the attachments and the revised Merger Agreement with the Securities and Exchange Commission today, January 17, 2006.

Shearman & Sterling LLP is acting as legal counsel to Boston Scientific, and Merrill Lynch & Co., Bear, Stearns & Co. Inc., and Banc of America Securities LLC are acting as financial advisors.

Attached please find two exhibits.  Full color downloads of the slides will be available at www.bostonscientific.com in the Investor Relations section.  To access the slides, please click on the “Reports and Webcast” link followed by the “Go to Webcast and Archives” link.

Boston Scientific’s amended offer is outlined in a letter from Boston Scientific Chairman Pete Nicholas and President and Chief Executive Officer Jim Tobin to Guidant Chairman James M. Cornelius.  The text of the letter is included below.

January 17, 2006

Board of Directors
Guidant Corporation
111 Monument Circle, Suite 2900
Indianapolis, IN 46204
Attn:  James M. Cornelius
Chairman of the Board

Dear Jim:

We are submitting a further revised offer to combine the businesses of our two companies.  The terms and conditions of our revised offer are reflected in the signed copy of the revised merger agreement that we have attached to this letter and are otherwise described herein.  Our revised offer supersedes the offer submitted to Guidant on January 12, 2006.

The principal revisions to our offer are as follows:

Purchase Price

•              We have revised our offer to increase the purchase price from $73 per Guidant share to $80 per Guidant share, which represents $2.5 billion of additional aggregate value over our January 12 offer and $3.3 billion of additional aggregate value over the purchase price proposed to be paid by Johnson & Johnson on January 13, 2006.

Cash and Stock Components of Purchase Price

•              Cash represents the substantial portion of the additional consideration included in our revised offer.  Under our revised offer, each share of Guidant common stock will be exchanged for $42 in cash and $38 in Boston Scientific common stock, subject to the revised collar described below.

•              Based upon Friday’s closing price of our shares, upon consummation of the proposed transaction, Guidant shareholders would own approximately 36% of the combined company.

Collar

•              To provide your shareholders with additional certainty of value, we have decreased the low end of the collar by $1 to $22.62 (representing 10.25% below Friday’s closing price of our shares).

•              In order to provide Guidant shareholders with even more certainty of value, we have moved the timing of the collar from just prior to the date of the Guidant shareholders meeting until just prior to the closing date.

The foregoing changes represent the principal revisions to our January 12 offer, and the other features of our previous offer remain the same, including our agreement to divest overlapping assets and to pay interest on the merger consideration at an annual rate of 6% if the closing of the proposed transaction is delayed beyond March 31, 2006.

In addition to the $9 difference in the face value between the price we are offering to pay and the price proposed to be paid by Johnson & Johnson, we strongly believe that owning our stock will present your shareholders with significant upside potential.  To further your understanding of this, we attach a letter that explains the potential strategic benefits associated with the combination of our two companies.

We have amended our agreement with Abbott under which we have agreed to divest Guidant’s vascular intervention and endovascular businesses, while agreeing to share rights to Guidant’s drug eluting stent program.  Under the amended agreement, Abbott has agreed to increase the purchase price for the divested assets from $3.8 billion to $4.1 billion, as well as to increase the aggregate funds that Abbott has agreed to lend us from $700 million to $900 million (with a 4% interest rate).  Additionally, Abbott has agreed to purchase $1.4 billion of our common stock (approximately 56 million shares), contingent upon closing the proposed Boston Scientific - Guidant merger.

Our commitment letter from Bank of America, N.A. and Merrill Lynch & Co. has been amended to reflect the terms of our revised offer.  A copy of the amended letter will be sent to you shortly.

Our board of directors has unanimously approved the submission of our revised offer as reflected in the signed merger agreement that is attached hereto and as otherwise contemplated by this letter.  In addition, holders of approximately 30% of Boston Scientific shares have agreed to vote their shares in favor of the proposed transaction.  We believe that our revised offer constitutes a “superior proposal” as contemplated by the terms of Guidant’s amended merger agreement.

Our revised offer will remain open for acceptance until 4:00 pm on January 25, 2006, provided that our offer will automatically terminate at 5:00 pm today, Tuesday, January 17, 2006, if you have not delivered written notice to us prior to such time that: (i) your board of directors has determined that our revised offer constitutes a “superior proposal” under the terms of Guidant’s amended merger agreement with Johnson & Johnson and (ii) you have notified Johnson & Johnson of your intention to terminate the amended merger agreement pursuant to the terms of Section 4.02 thereof.  Assuming that you have delivered the foregoing notice to us, you may accept our revised offer by signing and returning a copy of the attached merger agreement to us by 4:00 pm on January 25, 2006.

We believe that our revised offer presents a compelling opportunity for both our companies, and look forward to your prompt response.

Very truly yours,

/s/ Pete Nicholas	/s/ Jim Tobin

Boston Scientific Corporation

Boston Scientific is a worldwide developer, manufacturer and marketer of medical devices whose products are used in a broad range of interventional medical specialties. For more information, please visit: www.bostonscientific.com.

Forward–Looking Statements

This press release contains “forward-looking statements,” including, among other statements, statements regarding the proposed business combination between Boston Scientific Corporation and Guidant Corporation, and the anticipated consequences and benefits of such transaction.  Statements made in the future tense, and words such as “anticipate”, “expect”, “project”, “believe”, “plan”, “estimate”, “intend”, “will”, “may” and similar expressions are intended to identify forward-looking statements.  These statements are based on current expectations, but are subject to certain risks and uncertainties, many of which are difficult to predict and are beyond the control of Boston Scientific.  Relevant risks and uncertainties include those referenced in Boston Scientific’s filings with the Securities and Exchange Commission (“SEC”) (which can be obtained as described in “Additional Information” below), and include: general industry conditions and competition; economic conditions, such as interest rate and currency exchange rate fluctuations; technological advances and patents attained by competitors; challenges inherent in new product development, including obtaining regulatory approvals; domestic and foreign health care reforms and governmental laws and regulations; and trends toward health care cost containment.  Risks and uncertainties relating to the proposed transaction include: Boston Scientific and Guidant will not enter into any definitive agreement with respect to the proposed transaction; required regulatory approvals will not be obtained in a timely manner, if at all; the proposed transaction will not be consummated; the anticipated benefits of the proposed transaction will not be realized; and the integration of Guidant’s operations with Boston Scientific will be materially delayed or will be more costly or difficult than expected.  These risks and uncertainties could cause actual results to differ materially from those expressed in or implied by the forward-looking statements, and therefore should be carefully considered.  Boston Scientific assumes no obligation to update any forward-looking statements as a result of new information or future events or developments.

Additional Information

This material is not a substitute for the prospectus/proxy statement and any other documents Boston Scientific and Guidant would file with the SEC if a definitive agreement with Guidant is executed.  Investors and security holders are urged to read such prospectus/proxy statement and any other such documents, when available, which would contain important information about the proposed transaction.  The prospectus/proxy statement would be, and other documents filed or to be filed by Boston Scientific and Guidant with the SEC are or will be, available free of charge at the SEC’s website (www.sec.gov) or from Boston Scientific by directing a request to Boston Scientific Corporation, One Boston Scientific Place, Natick, Massachusetts 01760-1537, Attention: Milan Kofol, Investor Relations.

Boston Scientific is not currently engaged in a solicitation of proxies from the security holders of Boston Scientific or Guidant in connection with Boston Scientific’s proposed acquisition of Guidant or in connection with Johnson & Johnson’s proposed acquisition of Guidant.  If a proxy solicitation commences, Boston Scientific, Guidant and their respective directors, executive officers and other employees may be deemed to be participants in such solicitation.  Information about Boston Scientific’s directors and executive officers is available in Boston Scientific’s proxy statement, dated April 4, 2005, for its 2005 annual meeting of stockholders.  Additional information about the interests of potential participants will be included in the prospectus/proxy statement Boston Scientific and Guidant would file if a definitive agreement with Guidant is executed.

Contacts

Milan Kofol (508-650-8569) (cell: 617-834-8595)

Investor Relations, Boston Scientific Corporation

Paul Donovan (508-650-8541) (cell: 508-667-5165)

Media Relations, Boston Scientific Corporation

Steve Frankel / Steve Silva (212-355-4449)

Joele Frank, Wilkinson Brimmer Katcher

###

One Boston Scientific Place Natick, MA 01760

January 17, 2006

Board of Directors
Guidant Corporation
111 Monument Circle, Suite 2900
Indianapolis, IN 46204

To The Guidant Board of Directors:

We would like to take this opportunity to reiterate our enthusiasm for the strategic combination of Guidant and Boston Scientific, as evidenced by our third superior offer to Guidant outlined in the letter to which this Exhibit is attached. Our continued efforts to consummate a transaction with your company reflect our deep conviction that the strategic merits of this industry-transforming combination would create substantial value for your shareholders as well as for ours. The investment community (including numerous large Guidant shareholders) and financial analysts who closely follow our industry and our respective companies have widely articulated this sentiment.

Our message is simple: Boston Scientific represents the best partner for Guidant, and our combination provides the most upside to Guidant’s shareholders. We believe it is extremely important that the Board of Guidant fully understands and appreciates the strategic and financial benefits and the immediate- and long-term value that this combination provides to our collective shareholders. We strongly believe that the clear upside potential in our stock should this transaction occur makes our proposal worth more than our $80 per share offer.  The dynamic that our stock increases when the market believes Boston Scientific will prevail in its bid for Guidant demonstrates this potential upside and must be taken into account when reviewing our proposal relative to any counter-proposal from Johnson & Johnson (“J&J”). To ensure that there is clarity among your Board and shareholders about these merits, the balance of this letter outlines why we believe that partnering with Boston Scientific represents the most sustainable, value-enhancing opportunity for Guidant, its shareholders and its employees.

Boston Scientific’s common stock provides Guidant’s shareholders with significantly more upside potential than J&J’s common stock.

Our commitment to innovation and ability to execute on our strategy has resulted in significant historical returns for Boston Scientific shareholders.  Similar to Guidant, we have a proud history of entrepreneurial innovation, having developed and acquired over 15,000 products used to improve the health of millions of patients over the past 25 years. Our remarkable growth over this period reflects this innovation and achievement with

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compounded annual revenue growth of approximately 18% over the past 10 years (see exhibit 1).  For Boston Scientific’s shareholders, this performance has translated into approximately 240% stock price appreciation over the last five years and nearly 500% appreciation since the company’s initial public offering in 1992 (see exhibit 2). These shareholder returns are superior to those of J&J’s common stock over the respective periods; in particular, since 2001, Boston Scientific shares have significantly outperformed J&J shares by a factor of approximately eight times on a return basis. Boston Scientific has built an enviable product portfolio with 80% of current revenues derived from products with leading market positions (see exhibit 3). The company also has a robust product development pipeline, including a leading neuromodulation platform, which will enable us to continue to drive our growth and strong financial performance (see exhibit 4). The Boston Scientific founders and management team that have delivered these spectacular results remain deeply engaged in setting the strategy and executing on the operations of the current organization and, as significant shareholders of Boston Scientific, are acutely focused on stockholder returns and interests.

The business and growth profile of a combined Boston Scientific-Guidant is extremely attractive and should be compelling to Guidant’s Board and shareholders.  We believe the combined company would create significant value for Boston Scientific and Guidant shareholders through diversification, growth and transformational operating capabilities. With respect to diversification, the combined company would consist of a balanced mix of leading platforms in the interventional cardiology, CRM, neuromodulation and endosurgery segments (see exhibit 5), each powerful contributors to the future growth prospects of the combined company. With respect to growth, we expect that the combined entity would generate consistent, double-digit top-line growth in excess of 12% per annum, growth in cash flow of approximately 18%, and growth in earnings of 20% (see exhibit 6). These growth rates would far exceed J&J’s expected growth; our combination would not expose your shareholders to the slow (to negative) growth of the pharmaceutical or consumer businesses (see exhibit 7). In addition, the strong financial profile articulated above, coupled with the pro forma capitalization of the combined company, would provide your shareholders ownership in what we and our financial advisors fully expect to be a strong and growing investment-grade company. Finally, with respect to transformational capabilities, the leadership positions of our combined businesses and enhanced operating capabilities will create the opportunity to pursue significant revenue and operating synergies. Through our combination, we will establish the company as the second largest, “pure-play” medical device company in the world with total revenue in 2006 approximating $9.0 billion. Moreover, the combined company would offer the most comprehensive portfolio of innovative cardiovascular devices to patients and physicians, with cardiovascular sales in excess of $7.0 billion rivaling that of Medtronic (see exhibit 8).

Our proposed transaction allows Guidant and its shareholders to be “true partners” with Boston Scientific and to significantly share in the “upside” of the combined company.  We believe the 36% ownership position your shareholders would obtain post-transaction is more compelling than the 5% ownership they would receive under the transaction with J&J. Based on the history and fundamental quality of your business, you have repeatedly expressed to us the deep conviction that your CRM market share will recover.  A transaction with Boston Scientific affords Guidant’s shareholders the opportunity to share

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in this upside in a significantly more meaningful way than under a transaction with J&J.  Specifically, we estimate our transaction would give your shareholders 10x the upside potential from the expansion of CRM market share over Guidant’s current estimates, as compared to a transaction with J&J (see exhibit 9). Their larger pro forma ownership in the combined company will provide Guidant shareholders the ability to participate in the expected intermediate-term recovery of your CRM business, the continued strength of our DES and endosurgery franchises and our emerging opportunity in neuromodulation. Moreover, we believe the combination of our product pipeline with Guidant’s CRM and DES product development initiatives will provide a sustainable competitive advantage and steep growth trajectory into the future.

Boston Scientific’s demonstrated ability to acquire and integrate companies optimizes the success of this powerful combination.  We have a history of successful, shareholder value-enhancing acquisitions, with over 25 acquisitions completed since 1995. We are adept at integrating these businesses and the talent they bring in an extremely efficient and productive manner.  Acquisitions like Scimed, Schneider and Advanced Bionics represent a sampling of our success stories, realized, in part, because of the innovative, merit-based culture we foster and talent retention we enjoy as a result.

We believe the success of our transactions begins with delivering fair value to our acquired businesses. Unlike J&J, we do not exploit opportunities to deprive target shareholders of value as it is attempting to do in this transaction.  J&J’s actions in publicly and privately criticizing the value and long-term prospects of the Guidant franchise by claiming that a “Material Adverse Change” had occurred, only acted to damage your company’s strong business and excellent franchise.  These claims by J&J regarding your business and its prospects are contradictory, puzzling and somewhat irreconcilable with their recent actions in twice raising their (reduced) price to pursue this transaction.  We do not believe that these types of unduly “heavy handed” and unfair negotiations lead to sustainable and productive relationships. Rather, we believe in negotiating in “good faith” and incentivizing our partners by sharing in the upside.  Acquisitions are long-term relationships based on solid strategic and financial logic, retention of talent and trust.

Once we acquire companies, we seek to leverage and capitalize on growth opportunities and enhance their strength.  Over the past five years, we have spent $2.3 billion on R&D and $3.5 billion on external investment across all our business lines, existing and acquired. The on-going support and investment in our acquired businesses is also another factor in the repeated success of our transactions.  Given the importance of your CRM business to our combined companies and to the strategic logic of the transaction, it will undoubtedly receive all the significant resources and management attention needed to ensure its growth and success.  Your CRM business within our organization will not be another division of a large conglomerate.  We believe our organizations have complementary philosophies and entrepreneurial cultures that will allow us to successfully combine our businesses and create a truly unique company. We look forward to the prospect of welcoming the Guidant managers, employees and shareholders into the Boston Scientific family. We fully expect to live up to our past performance and track record of successful and productive integrations.

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The positive market reaction to Boston Scientific’s proposed acquisition of Guidant is validation of the sound strategic and financial rationales for the transaction that will lead to superior stock market returns.  The investment community clearly recognizes the value that the Boston Scientific-Guidant combination provides to shareholders. Unlike many large proposed acquisitions, the financial markets have embraced this transaction, and it has been extremely well-received and understood. Selected Wall Street commentary(1) about the Boston Scientific-Guidant combination includes the following:

“We believe an acquisition [of Guidant] would make Boston Scientific a ‘must own’ stock in the medical device sector…” – UBS, 12/20/05

“Assuming BSX successfully completes (and integrates) the GDT acquisition, we believe the shares could see 35-40% upside...” – Lehman Brothers, 1/3/06

“The combined Boston Scientific-Guidant franchise would create a powerful company – essentially recreating the ‘old Guidant’ and then some – that would rival the size and strength of Medtronic.” – UBS, 1/12/06

“With potential 56% return in two years, BSX… has the greatest upside in our big-cap coverage.  At JNJ’s growth rate – if it can be maintained at 10% and an incremental 1% dividend over GDT – it would take five and a half years to garner the same return as the BSX deal would bring in two.” – JMP Securities, 1/9/06

“Should Boston Scientific prevail in its bid for Guidant, then we think that the stock could be materially higher (up >30% relative to the market) within 18 months.” – SG Cowen, 1/9/06

“We believe the GDT/BSX [transaction] makes complete sense… if the GDT/BSX deal goes through, we believe BSX could offer more potential upside than any large cap stock in our universe.” – Jefferies & Co., 1/10/06

In addition, Wall Street analysts are forecasting immediate enhanced shareholder value and significant multiple expansion for the combined company’s stock. Looking across a wide sample of these forecasts, the average price target is $35.73 for pro forma Boston Scientific-Guidant, representing a premium in excess of 40% over Boston Scientific’s current trading price of $25.20 as of January 13, 2006. Based on this average target price, Guidant shareholders could realize almost $16 of stock price appreciation under a Boston Scientific transaction as compared with approximately $4 of potential appreciation based on J&J’s projected price target per Wall Street research (see exhibit 10).(2)  Furthermore, many of Guidant and Boston Scientific’s large shareholders have expressed enthusiasm for this combination and appreciation for the potential sustainable upside that this combination provides.

(1) Permission to use the Wall Street quotes listed was neither sought nor received.

(2) This analysis is based solely on recent Wall Street estimates and projections.

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The timing and certainty issues relating to Boston Scientific’s proposed acquisition of Guidant are overstated and have been adequately addressed.

Our due diligence and extensive discussions with the Federal Trade Commission (“FTC”) should provide Guidant’s Board with substantial comfort regarding our ability to close the transaction expeditiously.  The Boston Scientific offer provides certainty of closing in the near-term, with down-side risk protection for any unforeseen regulatory delays.  As an experienced acquiror of medical technology companies, we, along with our legal and financial advisors, are acutely aware of the potential regulatory and antitrust issues that may arise with acquisitions. The FTC, having recently reviewed the J&J transaction, is familiar with the cardiovascular industry, as well as the players and competitive landscape. We have had extensive discussions with the FTC regarding potential antitrust issues with our proposed transaction and believe that regulatory clearance can be obtained expeditiously. The sale of the Vascular Intervention and Endovascular businesses to Abbott Laboratories has been specifically crafted to address the potential antitrust issues that may exist and has also been discussed extensively with the FTC. The collective confidence of Boston Scientific and our advisors in the antitrust solution we have proposed is evidenced by our agreement to divest all overlapping assets if necessary.

We have strong incentives to close the transaction efficiently and expeditiously.  Our second offer delivered on January 12, 2006, and our current offer delivered today express the confidence we have in a timely close by providing your shareholders with incremental cash consideration in the event of a delay of our proposed closing date of March 31, 2006 (see exhibit 11). Finally, we have every intention of combining the companies as soon as possible so we can begin to capitalize on the strength of the Boston Scientific-Guidant platforms and deliver shareholder value.

We are committed to consummating a transaction with you.

In conclusion, we would like to stress our commitment and excitement regarding the Boston Scientific-Guidant combination. We believe that there are extremely sound financial and strategic rationales underlying this transaction that will translate into business successes and significant returns for both Boston Scientific and Guidant shareholders.   Joining our two companies together and leveraging our collective strengths would represent a most unique opportunity to create a leading pure-play medical device company that would continuously innovate to deliver life-saving technologies to patients and redefine the most important product categories in the medical device field today. We look forward to a positive recommendation from the Guidant Board that will allow us to pursue this transaction and deliver significant shareholder value.

Respectfully yours,

Pete Nicholas

Chairman & Founder

Boston Scientific Corporation

5

Exhibit 1: Proven BSC Revenue Growth History

(Dollars in Millions)
Boston Scientific
Delivering what's next.™
$2
$8
$16
$31
$71
$116
$230
$380
$1,191
$1,831
$2,842
$2,673
$3,476
$5,624
$6,283
'79
'81
'83
'85
'87
'89
'91
'93
'95
'97
'99
'01
'03
'05
Pioneer Less Invasive Medicine
Building Strategic Mass
DES Leadership & Footprint Expansion

Source: BSC Management.

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Exhibit 3: BSC's Current Businesses Are Leaders

Boston Scientific

Interventional Cardiology

Other
15%
Medtronic
5%
Guidant
8%
J&J
26%
BSC
46%

Endosurgery[1]

J&J
5%
AMS
3%
Olympus
5%
Cook
10%
Bard
15%
Other
26%
BSC
36%

(1) Includes endoscopy, oncology, urology and gynecology.

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Exhibit 4: Robust BSC Product Pipeline

Boston Scientific

TAXUS Liberté [1]

BIONICS
CONNECTION
PRECISION

Precision Spinal Cord Stimulation System

TriVascular AAA Stent Graft [2]

EndoTex NexStent [2] Wallstent

Endovations Endoscopy Suite

Wingspan Stent System with Gateway PTA Balloon Catheter [3]

bion Microstimulator [2]

Prolieve™ Thermodilatation System

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Exhibit 5: Value Creation Through Enhanced Diversification

Boston Scientific

Combined Pro-Forma Sales Breakdown

Neuromodulation
3%
DES
30%
(2 Platforms)
CRM
24%
Endosurgery
16%
Other Cardiovascular
27%

Key Market Rankings

Creating a Preeminent Pure-Play in Medical Devices

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Exhibit 6: Value Creation Through Enhanced Growth

Boston Scientific

Pro-Forma
Combined Sales
(Dollars in Billions)
CAGR
12%+
$10.0
$11.6
$12.8
$14.1
$16.0
2007
2008
2009
2010
2011

Pro-Forma
Operating Cash Flow
(Dollars in Billions)
CAGR
18%+
$2.4
$3.0
$3.4
$3.9
$4.6
2007
2008
2009
2010
2011

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Exhibit 8: Transformational Operating Capabilities and Leadership

Boston Scientific

2006E Cardiovascular Device Sales
BSC-Guidant $7.3
Medtronic $7.3
BSC $5.0
J&J $4.2
Guidant $3.8
St. Jude $3.5
Edwards LifeSciences $1.1
$0.0
$2.0
$4.0
$6.0
$8.0
$10.0

2006E Medical Device Sales
J&J $21.1
Medtronic $12.4
BSC-Guidant $8.9
BSC $6.5
Tyco $5.5
Stryker $5.5
Abbott $4.9
Guidant $3.8
Zimmer $3.6
Baxter $3.5
St. Jude $3.5
Smith & Nephew $2.7
Synthes $2.4
Biomet $2.2
CR Bard $2.0
$0.0
$5.0
$10.0
$25.0

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Exhibit 11: BSC Anticipated Closing Timeline

Boston Scientific

January 2006						
S	M	T	W	T	F	S
1	2	3	4	5	6	7
8	9	10	11	12	13	14
15	16	17	18	19	20	21
22	23	24	25	26	27	28
29	30	31				

February 2006						
S	M	T	W	T	F	S
			1	2	3	4
5	6	7	8	9	10	11
12	13	14	15	16	17	18
19	20	21	22	23	24	25
26	27	28				

March 2006						
S	M	T	W	T	F	S
			1	2	3	4
5	6	7	8	9	10	11
12	13	14	15	16	17	18
19	20	21	22	23	24	25
26	27	28	29	30	31	

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Exhibit 1: Proven BSC Revenue Growth History	[LOGO]

Over 25 Years of Innovation Producing a Portfolio of 15,000+ Products

Has Yielded Remarkable Growth

[LOGO]

Delivering what’s next.™

[CHART]

Source: BSC Management.

Exhibit 2: BSC Stock Has Delivered Superior Shareholder Returns

Relative Shareholder Returns(1)

	Last 5 Years	Since IPO(2)

Boston Scientific	236%	489%

Johnson & Johnson	31%	419%

S&P 500	(2)%	209%

(1) FactSet as of January 13, 2006.

(2) BSC IPO on May 18, 1992.

Exhibit 3: BSC’s Current Businesses Are Leaders

Interventional Cardiology

[CHART]

•                  90%+ of sales from market leading products

•                  Represents 73% of BSC total business

Endosurgery(1)

[CHART]

•                  75% of sales from market leading products

•                  Represents 19% of BSC total business

(1) Includes endoscopy, oncology, urology and gynecology.

Exhibit 4: Robust BSC Product Pipeline

[GRAPHIC]	[GRAPHIC]	[GRAPHIC]	[GRAPHIC]

TAXUS Liberté (1)	Precision Spinal Cord	TriVascular AAA	EndoTex NexStent (2)
	Stimulation System	Stent Graft (2)	Wallstent

[GRAPHIC]	[GRAPHIC]	[GRAPHIC]	[GRAPHIC]

Endovations	Wingspan Stent System with	bion Microstimulator (2)	Prolieve™ Thermodilatation System
Endoscopy Suite	Gateway PTA Balloon Catheter (3)

(1)                               Not available for sale in the United States.

(2)                               CAUTION:  Investigational device.  Limited by Federal law to investigational use.

(3)                               Humanitarian Use Device.

Exhibit 5: Value Creation Through Enhanced Diversification

Combined

Pro-Forma Sales Breakdown

[CHART]

Key Market Rankings

•                       #1 in DES

•                       90% of cardiovascular sales from #1 positioned products

•                       75% of other sales from #1 positioned products

•                       #2 in Cardiac Rhythm Management

Creating a Preeminent Pure-Play in Medical Devices

Source:                           BSC Management estimates. Figures shown based on 2006, assuming full year of combined operation, adjusted for planned Guidant asset divestitures.

Exhibit 6: Value Creation Through Enhanced Growth

Pro-Forma

Combined Sales

(Dollars in Billions)

[CHART]

Pro-Forma

Operating Cash Flow

(Dollars in Billions)

[CHART]

Note: Based on Wall Street Case and Company estimates for Guidant’s business, adjusted for planned Guidant divestitures.

Exhibit 7: Relative BSC Attractiveness: Comparison of the Suitors Pro-Forma for Guidant

	BSC(1)					J&J(2)

Est. Revenue Growth			12	%+			7%

Est. Earnings Growth			20	%+			12%

	•	MedTech	100%		•	MedTech	43%
	•	Pharma	None		•	Pharma	40%
Revenue Mix	•	Consumer Health	None		•	Consumer Health	17%

(1) BSC Management.

(2) Based on Wall Street Research; revenue mix based on 2006 estimates.

Exhibit 8: Transformational Operating Capabilities and Leadership

2006E Cardiovascular Device Sales

[CHART]

2006E Medical Device Sales

[CHART]

Note:                 BSC-Guidant based on Wall Street Case and Company estimates, reflecting full year of combined operation adjusted for planned Guidant asset divestitures. All others based on Wall Street Research; Dollars in Billions.

Exhibit 9: Pro-Forma Ownership for GDT & CRM Upside Potential

With Boston Scientific

[CHART]

5% increase in CRM Market Share = ~$5.40 in additional value per share to GDT shareholders(1)

With Johnson & Johnson

[CHART]

5% increase in CRM Market Share = ~$0.55 in additional value per share to GDT shareholders(1)

BSC’s Offer Allows GDT Shareholders to Capture Significantly More Upside in the Combined Entity

(1) Estimates based on Wall Street Research and analysis by Boston Scientific’s advisors.

Exhibit 10: Wall Street Sees Material Value in a BSC/GDT Combination

Wall Street believes the faster growth, enhanced diversification and greater scale should lead to a significantly higher share price for BSC with Guidant

Firm / Date	Pro-Forma Target Price	Increase From Current(1)	Incremental Value to GDT Shareholders(2)	Total Value to GDT Shareholders(3)

Stanford (1/13/06)	$47.00	86.5%	$32.87	$112.87
AG Edwards (1/13/06)	42.00	66.7%	25.33	105.33
FTN Midwest (1/12/06)	37.00	46.8%	17.79	97.79
Lehman Brothers (1/6/06)	37.00	46.8%	17.79	97.79
Prudential (1/12/06)	36.00	42.9%	16.29	96.29
Sanford Bernstein (1/10/06)	35.50	40.9%	15.53	95.53
Harris Nesbitt (1/13/06)	35.00	38.9%	14.78	94.78
HSBC (12/6/05)	35.00	38.9%	14.78	94.78
JMP Securities (1/13/06)	34.00	34.9%	13.27	93.27
UBS (1/9/06)	34.00	34.9%	13.27	93.27
Leerink Swann (1/10/06)	31.00	23.0%	8.75	88.75
Deutsche Bank (1/12/06)	31.00	23.0%	8.75	88.75
Cathay Pacific (1/12/06)	30.00	19.0%	7.24	87.24

Wall Street BSC Consensus	$35.73	41.8%	$15.88	$95.88

Wall Street J&J Consensus	$70.08	13.4%	$4.07	$75.07

(1)       Note:  Based on BSC closing price of $25.20 and J&J closing price of $61.82 as of January 13, 2006.

(2)       Calculated by $ increase over current price multiplied by exchange ratio (.493 for J&J/GDT and assumes 1.5079 for BSC/GDT based on BSC closing price of $25.20 for illustrative purposes).

(3)       Calculated by adding the incremental value to GDT plus offer price per share ($80 for BSC and $71 for J&J).

Exhibit 11: BSC Anticipated Closing Timeline

[GRAPHIC]

Date	Event

Mid January	Deliver revised offer to Guidant; Guidant declares revised offer “superior” and notifies J&J of its intention to terminate the merger agreement with J&J (starts five business day clock)

Late January	Guidant terminates merger agreement with J&J and enters into merger agreement with BSC

Late January	BSC files proxy statement/prospectus (S-4) with the SEC

Mid February	Continue current ongoing detailed discussions with FTC staff

Late February	SEC declares proxy statement/prospectus effective*

Early March	Commence mailing of proxy statement/prospectus to BSC and Guidant shareholders

Mid March	Receive FTC Staff recommendation (6-8 weeks from now)

Late March	Receive FTC approval

March 31, 2006

BSC shareholders’ meeting to approve the amendment to the certificate of incorporation and share issuance; Guidant shareholders’ meeting to approve the merger; assuming receipt of shareholder approvals, close the merger

* Assumes little to no SEC review of proxy statement/prospectus.